Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value per share, of Gulfport Energy Corporation, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 3, 2020

FVP Master Fund, L.P.

By:	FVP GP, LLC,
its General Partner

By:	/s/ Ariel Warszawski
	Name:	Ariel Warszawski
	Title:	Managing Member

Firefly Value Partners, LP

By:	Firefly Management Company GP, LLC,
its General Partner

By:	/s/ Ariel Warszawski
	Name:	Ariel Warszawski
	Title:	Managing Member

FVP GP, LLC

By:	/s/ Ariel Warszawski
	Name:	Ariel Warszawski
	Title:	Managing Member

Firefly Management Company GP, LLC

By:	/s/ Ariel Warszawski
	Name:	Ariel Warszawski
	Title:	Managing Member

/s/ Ariel Warszawski
Ariel Warszawski

/s/ Ryan Heslop
Ryan Heslop